UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2012

U.S. Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-466-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 18, 2012, U.S. Bancorp (the "Company") completed the previously announced redemption of $765,000,000 aggregate principal amount of its 6.60% trust preferred securities of USB Capital XI (the "Trust Preferred Securities"). This redemption resulted in the redesignation of the series of covered debt benefiting from the Company’s Replacement Capital Covenant dated December 22, 2006 (the "Replacement Capital Covenant"), relating to and in connection with USB Realty Corp.’s issuance of $500,000,000 aggregate principal amount of its Fixed-to-Floating Rate Exchangeable Non-cumulative Perpetual Series A Preferred Stock, liquidation preference $100,000 per security. USB Realty Corp. is a subsidiary of U.S. Bank National Association, the Company’s principal banking subsidiary. Additional information with respect to the terms of the Replacement Capital Covenant is summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (the "SEC") on February 23, 2012.

The Company’s 6.60% junior subordinated debentures due 2066 underlying the Trust Preferred Securities (the "6.60% Debentures") is currently designated as the covered debt under the Replacement Capital Covenant. As a result of the Company’s redemption of the Trust Preferred Securities and the underlying 6.60% Debentures, the 6.60% Debentures ceased being the covered debt under the Replacement Capital Covenant, effective as of May 18, 2012.

Effective as of May 18, 2012, the Company’s 6.625% junior subordinated debentures due 2039, underlying the 6.625% trust preferred securities of USB Capital XIII (CUSIP No. 90344NAA3) became the covered debt with respect to, and in accordance with, the terms of the Replacement Capital Covenant. The Replacement Capital Covenant is filed as an exhibit hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Replacement Capital Covenant, dated as of December 22, 2006, of the Company (incorporated herein by reference to Exhibit 99.1 of the Company’s Form 8-K filed on December 22, 2006).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Bancorp

May 18, 2012	By:	Lee R. Mitau

Name: Lee R. Mitau
Title: Executive Vice President, General Counsel and Secretary